UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGMD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 8.01	Other Events.

As of February 7, 2020, in the ordinary course of business, Sugarmade, Inc. (the “Company”) acquired a 40% interest in Indigo Dye Group, Inc (“Indigo’). The Company had entered into a share purchase agreement with Indigo (located in Sacramento, California). Indigo carries on business as a cannabis delivery business under the name BudCars and the Company paid $700,000 for inventory, equipment, and marketing expenses. The Company valued the transaction at $1,750,000 with each one percentage of BudCar allocated to be worth $17,500. Subject to the terms and conditions of the share purchase agreement (option provisions), the Company may acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company will obtain control over Indigo.

On July 22, 2020, the Company preannounced approximate gross receipt level estimates relative to its investments in Indigo.

Gross sales estimates for the total Budcars operation for the three-month period ending June 30, 2020, are approximately $1,009,000, which includes approximately $252,000 during the month of April 2020, $317,000 during the month of May 2020, and approximately $440,000 for the month of June 2020. The Company believes growth in gross sales is a result of the implementation of BudCars’ long planned strategy to expand operations, increase the number of product lines and to enhance overall customer service levels. The gross margin is approximately 50% of gross sales. However, due to the increased manpower, advertising and marketing expenses, the Company has not yet generated net profit from the BudCars operation. The Company estimates for net sales for the BudCars operation for the three-month period ending June 30, 2020, was approximately $953,000, which includes approximately $235,000 during the month of April 2020, $301,000 during the month of May 2020, and approximately $417,000 for the month of June 2020.

The above estimates may be subject to change upon accounting adjustments. These estimates may not be reliable. Further, the Company may not be able to accurately forecast our growth rate predicated upon these estimates. A significant portion of the Company’s and BudCars’ expenses is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the cannabis products and services offered by BudCars and our other business operations. In addition, BudCars and our business are affected by general economic and business conditions. Our sales and operating results fluctuate for many reasons, including BudCars and our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands, our ability to offer products and services on favorable terms, manage inventory, and fulfill customer orders, the introduction of competitive services, websites, products, and price decreases and risks described elsewhere in our filing of reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: July 22, 2020	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer